UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 29, 2012

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2012, The Kroger Co. (the “Company”) executed an Amendment No 1. (“Amendment No. 1”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated January 25, 2012 among the Company, the initial lenders named therein, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents, which Credit Agreement was filed as an exhibit to the Company’s 8-K filed on January 26, 2012.  Amendment No. 1 amends the definition of “Consolidated EBITDA” in the Credit Agreement.  A copy of Amendment No. 1 is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Amendment No 1. to the Amended and Restated Credit Agreement dated January 25, 2012, among The Kroger Co., the initial lenders named therein, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

March 2, 2012	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1

Amendment No 1. to the Amended and Restated Credit Agreement dated January 25, 2012, among The Kroger Co., the initial lenders named therein, Bank of America, N.A., as administrative agent, Citibank, N.A., as syndication agent, and The Royal Bank of Scotland plc, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-documentation agents.